UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



    Date of report (Date of earliest event reported):  November 29, 2004




                       JONES LANG LASALLE INCORPORATED
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)




      Maryland                      001-13145                 36-4150422
------------------------      --------------------           ---------------
(State or other juris-        (Commission File               (IRS Employer
diction of incorporation)     Number)                        Identification
                                                             No.)




     200 East Randolph Drive, Chicago, IL                       60601
     ------------------------------------                    ----------
    (Address of principal executive office)                  (Zip Code)




Registrant's telephone number, including area code:         (312) 782-5800




                               Not Applicable
       --------------------------------------------------------------
       (Former name or former address, if changed since last report.)
















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ITEM 8.01.  OTHER EVENTS

      In a press release dated November 29, 2004, Jones Lang LaSalle Incorporated (the "Company") announced a new share repurchase program approved by its Board of Directors. Under the program, the Company may purchase up to 1.5 million shares of its Common Stock in the open market and in privately negotiated transactions. The repurchase of shares is intended to offset dilution resulting from both stock and stock option grants made under the Company's existing stock plans. The Company recently completed the purchase of all of the shares approved for repurchase under its previous program announced earlier this year.



ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits

            The following exhibit is included with this Report:

            99.1 Press release issued by Jones Lang LaSalle Incorporated on November 29, 2004 announcing a new share repurchase program.















































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                                 SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  November 29, 2004           JONES LANG LASALLE INCORPORATED

                                    By:      /s/ Lauralee E. Martin
                                             ------------------------------
                                    Name:    Lauralee E. Martin

                                    Title:   Executive Vice President and
                                             Chief Financial Officer





















































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